EXHIBIT 99.1


                           SONOMAWEST HOLDINGS ENGAGES
                   GRANT THORNTON LLP AS INDEPENDENT AUDITORS


July 10, 2002


NEWS RELEASE


Contact: Thomas R. Eakin, Chief Financial Officer (707) 824-2001


SEBASTOPOL,  CA  ....................  SonomaWest Holdings,  Inc. (NASDAQ: SWHI)
(formerly Vacu-dry Company) today announced that it has engaged Grant Thornton LLP as its independent auditors for the fiscal year ended June 30, 2002 replacing Arthur Andersen LLP in that capacity effective immediately. The decision to dismiss Arthur Andersen and engage Grant Thornton was made after careful consideration by the Audit Committee of the SonomaWest Holdings Board of Directors. The decision was not the result of any disagreement between SonomaWest Holdings and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

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